Exhibit 99.2

@NFX – Newfield to Increase STACK Footprint May 5, 2016

Significant overlap with current NFX acreage and expands footprint


CHK net acreage
NFX net acreage
NFX STACK producer
Industry STACK producer
Last 12 mos drilling permits
Current drilling rigs
Olive Lee 1H-22 (4,594') IP30: 1,798 boepd (17% oil) Devon
Robinson-Payday16-1H (4,249') IP24: 910 boepd (55% oil) Carrera
Scheffler 1H-9X (10,150') IP30*: 1,843 boepd (77% oil) Newfield
Wittrock 16-16-9 1H (9,190') IP30: 2,240 boepd (67% oil) Chesapeake
Deep River 30-1MH (4,929') IP30: 956 boepd (68% oil) Gastar
JR Barton 1H-28X (9,898') IP30*: 1,480 boepd (76% oil) Newfield
Hansens 1607 1-12MH (4,880') IP30: 1,430 boepd (60% oil) Payrock
Hornsilver 0334-4H (10,155') IP30: 1,015 boepd (66% oil) Devon
Post Brothers 1H-27X (10,066') IP30*: 1,701 boepd (51% oil) Newfield
Eve 1506 1-17MH (4,930') IP30: 948 boepd (86% oil) Payrock
James 1H-2X (9,993') IP30*: 2,166 boepd (69% oil) Newfield
Laura 1H-17X (10,073') IP30*: 1,326 boepd (66% oil) Newfield
Stiles 1407 2-4MH (5,019') IP30*: 1,860 boepd Payrock
Showboat 1003 1AH (9,756') IP30*: 1,750 boepd Devon
Peoples 1-29H (4,768') IP30: 1,758 boepd (48% oil) Cimarex
Ludwig 1-22-15XH (9,711') IP24: 2,782 boepd (76% oil) Continental
Morning Thunder 36-1H (4,721') IP30*: 1,980 boepd Devon
Akin 1-27-22XH (8,390') IP30: 15,600 Mcfd, 35 bopd Continental
Vessels 1H-3526X (9,937') IP30: 2,238 boepd (45% oil) Cimarex
Ireta 1-4-9XH (10,188') IP24: 16,609 Mcfd Continental
Boden 1-15-10XH (9,799') IP24: 3,508 boepd (29% oil) Continental
Vinnie 1-15H (4,732') IP30*: 2,430 boepd Cimarex
Clayton 1H-0904X (9,864') IP30*: 3,180 boepd (15% oil) Cimarex
Haley pad avg (4,628') IP30*: 1,850 boepd (18% oil) Devon
Peters 1H-15X (10,190') IP30*: 1,040 boepd (82% oil) Newfield
FSB 1H-26X (9,857') IP30*: 1,608 boepd (69% oil) Newfield
Redhead 1H-9XX (11,787') IP30*: 1,287 boepd (80% oil) Newfield
DEWEY
BLAINE
KINGFISHER
CANADIAN
1" = 10 mi

Note: IP* denotes three stream rate (oil / gas / NGLs)